UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                             January 23, 2018

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                          ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Omnibus Incentive Plan
On January 23, 2018, the shareholders of the Company approved the First Amendment to the Actuant Corporation 2017 Omnibus Incentive Plan (the “Amendment”) at the Company’s annual meeting of shareholders. The Amendment was previously approved by the Company’s Board of Directors on October 17, 2017, subject to shareholder approval. The summary of the Amendment set forth in this Item 5.02 is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Performance Criteria
The Amendment sets forth a unified set of performance criteria when granting either cash-based or equity-based incentive compensation as “Performance-Based Awards” under the Actuant Corporation 2017 Omnibus Incentive Plan (the “Omnibus Plan”). Performance criteria that can be used for Performance-Based Awards (collectively “Performance Objectives”) may be absolute in their terms or measured against or in relationship to other companies or other external or internal measures. Performance Objectives may be designated to include or exclude the impact of extraordinary charges, losses from discontinued operations, restatements and accounting changes and other special charges such as restructuring expenses, currency fluctuations, acquisitions and divestitures and related expenses (including without limitation expenses related to goodwill and other intangible assets), exchange rate effects, the effect of changes in tax laws, corporate tax rates, accounting principles or other applicable laws, foreign exchange gains and losses, stock offerings, stock repurchases, strategic loan loss provisions, a change in the Company's fiscal year, litigation or claim judgments or settlements, and other unusual, transition, one-time and/or non-recurring items of gain or loss that are separately identified and quantified in the Company’s audited financial statements. However, notwithstanding the preceding sentence, unless the Compensation Committee determines otherwise prior to the end of the applicable time for establishing Performance Objectives for an Award under Section 162(m), to the extent any such item affects any Performance Objective applicable to a Performance-Based Award, such item shall be automatically excluded or included in determining the extent to which a performance goal has been achieved, whichever will produce the higher payout under an Award (subject to any exercise of “negative discretion” by the Compensation Committee solely with respect to cash-based incentive compensation).
Performance Objectives with respect to a Performance-Based Award may include any one or more of the following objectives or combination thereof (or an equivalent metric), as established by the Compensation Committee in its sole discretion: (i) achieving a target level of Company net sales; (ii) achieving a target level of earnings (including net earnings; gross earnings; earnings before certain deductions, such as interest, net financing costs, taxes, depreciation, or amortization; or earnings per share or diluted earnings per share); (iii) achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of profit margin or profits (operational, net or gross profits for the Company, an Affiliate, or a business unit) ; (iv) achieving a target return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or shareholders’ equity; (v) revenue growth (whether including or excluding the impact of foreign currency translation changes), (vi) maintaining or achieving a target level of appreciation in the price of the shares of Common Stock; (vii) achieving a target market share for the Company (or an Affiliate); (viii) achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period; (ix) achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period; (x) achieving specified reductions in costs or targeted levels in costs; (xi) achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; (xii) achieving a level of cash flow or working capital; (xiii) introducing one or more products into one or more new markets; (xiv) acquiring a prescribed number of new customers in a line of business; (xv) achieving a prescribed level of productivity within a business unit; (xvi) completing specified projects within or below the applicable budget; (xvii) completing acquisitions of other businesses or integrating acquired businesses; (xviii) expanding into other markets; (xix) asset carrying charge, as defined in the Bonus Plan or otherwise; (xxi) free cash flow and (xxii) net assets employed, as defined in the Bonus Plan or otherwise. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in relative terms (including without limitation by the passage of time, comparison of the Company’s performance as to one or more of the objectives listed above against another listed objective (such as EBITDA as a percentage of sales) and/or against another company or companies), (C) on a per-share basis, (D) against the performance of the Company as a whole or a segment of the Company, (E) on a pre-tax or after-tax basis, and/or (F) on a GAAP or non-GAAP basis.

Cash Incentive Awards
The Amendment also allows for Cash Incentive Awards to be granted under the Omnibus Plan. A “Cash Incentive Award” is a cash bonus opportunity awarded by the Compensation Committee pursuant to which an executive officer may become entitled to receive an amount of cash denominated in U.S. dollars or another currency based on satisfying one or more performance goals and vesting requirements as are specified in the Award Agreement or, if no Award Agreement is entered into with respect to the Cash Incentive Award, other documents evidencing the Award. A Cash Incentive Award may, but need not, be granted as a Performance-Based Award under the Plan. Cash Incentive Awards may be granted alone or in tandem with other awards granted under the Omnibus Plan. Cash Incentive Awards may be granted only to executive officers.
Per-Person Maximum Limits
An executive officer may receive no more than $2,500,000 with respect to a Cash Incentive Award during a calendar year. All other limits under the Omnibus Plan for other forms of Performance-Based Awards will remain the same under the Amendment. In any calendar year, an eligible employee or director may receive, under the Omnibus Plan, stock options or stock appreciation rights with respect to no more than 1,000,000 shares of our common stock. In addition, in any calendar year, an eligible employee or director may receive restricted stock, restricted stock units, unrestricted grants of shares or other similar awards (whether performance-based or time-vested) with respect to no more than 500,000 shares of our common stock. Notwithstanding the foregoing, for an eligible outside director, the aggregate grant date fair value of awards granted to such an individual under the Omnibus Plan, as amended, during any calendar year, along with any regular cash retainer or meeting fees paid to such individual during the calendar year, shall not exceed $700,000. In the event an individual employee becomes an outside director (or vice versa) during a calendar year, the limit set forth in the immediately preceding sentence shall not apply to awards granted to such an individual in the individual’s capacity as an employee.
Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Actuant Corporation (the “Company”) was held January 23, 2018.  At the annual meeting, shareholders elected the following directors, to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Randal W. Baker	56,148,773	415,113	1,239,783
Gurminder S. Bedi	53,726,660	2,837,226	1,239,783
Danny L. Cunningham	55,955,552	608,334	1,239,783
E. James Ferland	55,956,923	606,963	1,239,783
Richard D. Holder	53,255,416	3,308,470	1,239,783
R. Alan Hunter, Jr.	53,386,878	3,177,008	1,239,783
Robert A. Peterson	53,593,499	2,970,387	1,239,783
Holly A. Van Deursen	53,743,411	2,820,475	1,239,783
Dennis K. Williams	53,419,435	3,144,451	1,239,783

The following reflects voting for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor	54,025,573	3,704,745	73,351	—
Amendment to the Actuant Corporation 2017 Omnibus Incentive Plan	50,661,071	5,622,779	280,036	1,239,783
Advisory vote on the compensation of the Company's Named Executive Officers	55,336,035	960,900	266,951	1,239,783

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Vote on the frequency of future advisory votes to approve the compensation of the Company's Named Executive Officers	48,911,897	26,440	7,511,602	113,947	1,239,783

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1
First Amendment to the Actuant Corporation 2017 Omnibus Incentive Plan (filed as Exhibit A to the definitive proxy statement dated December 4, 2017 relating to the Company’s annual meeting of shareholders held on January 23, 2018 and incorporated herein by reference).

SIGNATURE
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: January 26, 2018	By:	/s/ Rick T. Dillon
Rick T. Dillon
Executive Vice President and
Chief Financial Officer